Exhibit 99.1

This transcript was prepared and transcribed by an independent reporting agency.

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Conference Call Transcript

DMAX - Q1 2006 Drugmax Inc Earnings Conference Call

Event Date/Time: May. 15. 2006 / 2:00PM ET

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May. 15. 2006 / 2:00PM ET, DMAX - Q1 2006 Drugmax Inc Earnings Conference Call

CORPORATE PARTICIPANTS

Ingrid Shea
DrugMax Inc. - Investor Relations

Ed Mercadante
DrugMax Inc. - Chairman, CEO

Jim Bologa
DrugMax Inc. - CFO

CONFERENCE CALL PARTICIPANTS

Mark Taylor
Roth Capital Partners - Analyst

Jonathan Zeigler
Dutton Associates - Analyst

Fred Toney
MedCap Management - Analyst

Chris Pauley

Danny Frank
Cerberus Capital Management - Analyst

PRESENTATION

Operator

Good day ladies and gentlemen and welcome to the First Quarter 2006 DrugMax Inc. Earnings Conference Call. My name is Maria and I will be your audio coordinator for today. At this time all participants are in listen-only mode and we will be facilitating a question-and-answer session toward the end of today's conference.

[OPERATOR INSTRUCTIONS]

At this time I will now turn the presentation over to Ms. [Ingrid Shea], Investor Relations. Please proceed Ma'am.

Ingrid Shea - DrugMax Inc. - Investor Relations

Thank you operator and welcome everyone to DrugMax's First Quarter ended April 1, 2006 Financial Results Conference Call. Participating on the call today are Ed Mercadante, DrugMax's Chairman and CEO and James Bologa, CFO. Before we begin let me first inform you that certain oral statements made by management from time to time and certain statements contained in the press releases and periodic reports issued by DrugMax, including those contained herein, that are not historical fact are forward-looking statements which in the meaning of the Private Securities Litigation Reform Act of 1995.

Because such statements involve risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Forward-looking statements are statements regarding the intent, belief or current expectations, estimates or projections of DrugMax, its Directors or it's Officers about DrugMax and the industry in which it operates. And include, among other items, statements regarding its business and growth strategy and its future profitability.

Although DrugMax believes that its expectations are based on reasonable assumptions it can give no assurance that the anticipated results will occur. When using this report the words, expects, anticipates, intends, plans believes, seeks, estimates and similar expressions are generally intended to identify forward-looking statements. Important factors that could cause the actual results to differ materially from those in the forward-looking statements include, among other items, one, management's ability to successfully implement it's business and growth strategies including it's ability to acquire other businesses, open new Worksite locations and improve sales and profitability.

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May. 15. 2006 / 2:00PM ET, DMAX - Q1 2006 Drugmax Inc Earnings Conference Call

Two, changes in the regulatory and general economic environment related to healthcare and pharmaceutical industry including possible changes in reimbursement for healthcare products, and in manufacturers pricing or distribution policies. Three, conditions in the capital market including the interest rate environment and the availability of capital. Four, changes in the competitive market place that could affect DrugMax' revenue and or cost basis; such as increased competition, lack of qualified marketing, management or other personnel and increased labor and inventory costs. And five, changes regarding the availability and pricing of the product which DrugMax distributes. As well as the loss of one or more key suppliers for which alternative sources may not be available.

Further information relating to factors that could cause actual results to differ from those anticipated is included under the heading Risk Factors, in DrugMax's Form 10-K for the year ended December 31, 2005 filed with the U.S. Securities & Exchange Commission. DrugMax disclaims any intention or obligation to update or revise forward-looking statements whether as a result of new information, future events or otherwise.

I would like to now introduce you to Ed Mercadante, Chairman and CEO of DrugMax. Ed?

Ed Mercadante - DrugMax Inc. - Chairman, CEO

Thanks, Ingrid. Welcome to DrugMax's first quarter 2006 financial results call. Also joining me today is our new CFO, Jim Bologa. I'll first give you an overview of the first quarter, what we've accomplished during the quarter and our strategic initiatives for the remainder of 2006. And Jim will then discuss in greater detail the financials before we open the floor up to questions. Let me start off by saying that we're very encouraged with our overall business and financial performance in the first quarter. We met our financial targets for the quarter and we believe we're on the right path to continue to do so going forward in our core pharmacy operations and as they gain traction.

Our strategy during 2006 will be to grow organically with the resources we now have in place. We're focusing on getting increasing revenues in our current pharmacy through targeted programs and initiatives intended to grow these sales. This will allow us to leverage these units to provide greater incremental unit profitability and maximize our return on investments. We'll also continue to open pharmacies through our Worksite pharmacy initiative, pharmacies in key medical buildings or our central hub--central sale hub pharmacy locations.

We'll only selectively seek acquisition targets that are certain to be immediately accretive within our current contiguous market and valued appropriately given our current resources. Our first objective in the first quarter of 2006 was [to]overall get our business back to a financial momentum similar to where we when we operated as a private company in 2004 as Familymeds. I'm satisfied that we're well on our way to this effort. This year our management team is completely focused and fully dedicated to growing our core pharmacy operations and related business.

First a few financial highlights for the first quarter, which Jim will go into in more detail later on. Revenues for the first quarter of 2006 were 56 million, an increase of 6.9% compared to 52.4 million in the fourth quarter of 2005. As I stated in the earnings press release, which we put out this morning, we've used a sequential comparison as a much better indicator of our current business. Given the fact that 2005 was a transitional year wherein we first attempted to integrate the former DrugMax wholesale model to our core Familymeds pharmacies and then subsequently exited the Legacy wholesale distribution business to focus on our higher margin, higher growth, core pharmacy operations.

In addition, we are also extremely focused on driving comparative same-store growth by increasing higher gross margin revenue pull through to our pharmacies. Primarily by increasing patient capture rates in our medical buildings, increasing aggregate patient counts by adding institutional pharmacy services, and adding higher gross margin dollar sales transactions through specialty, infusion prescription and adding incremental home care product sales to our present patient business--patient base, excuse me.

Overall we're pleased with our healthy top line sequential growth in the first quarter as we see some of the initiatives which we began last year making more of an impact in 2006. Specifically during the first quarter of 2006 we completed the installation of five pharmacy kiosks which will add new incremental sales through capturing new patients and prescriptions as they exit physician's offices.

We were especially pleased to see the number of patients we provide prescriptions to increase from 168,00 in the fourth quarter of 2005 to 175,000 patients in the first quarter of 2006, an increase of over 7,000 patients. We see this as an important metric which shows that our operations are reaching a wider base of patients. In addition we completed opening and implementation of our new Scotts Worksite pharmacy and we're pleased to see that the Worksite pharmacies are generating 2 million in revenues in the first quarter.

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May. 15. 2006 / 2:00PM ET, DMAX - Q1 2006 Drugmax Inc Earnings Conference Call

Moreover, same store sales from our Mohegan Sun pharmacy location increased by over 37% when compared to Q1 of 2005. We also generated 900,000 in revenues from the Central Florida Pharmacy it's a leading oncology pharmacy we acquired at the end of January 2006. We've identified certain key therapeutic categories like oncology products wherein our locations at medical facilities provide a key value proposition to capture chronically ill patients which have a higher acute dimension to their disease.

Sales in the oncology sector grew by over 16% in Q1 of 2006 from Q4 of 2005. In mid-February we reopened our Louisiana distribution facility to better service our Valley Medical Supply business which caters to physicians and other health care facilities. Despite our delayed reopening, during Q1 of 2006 our revenues from this facility were approximately 900,000. Our goal was to get this facility to greater than 1 million in revenues per month, by the second quarter of 2006 and I'm pleased to report that our April and May sales have so far been tracking in line.

Additionally we believe we can substantially increases our sales performance per month in the second half of 2006. On the operations side we have also been able to improve our supply chain management to reach five-day per week delivery of pharmaceuticals and related products, directly to our locations which has improved our in stock service to patients. A critical operational component to our medical location pharmacies is our in-stock position. Following the merger last year our fill rates for prescriptions fell far below our traditional standards, but I'm happy to report that during the Q1 of 2006 we returned our operations to a high level of fill rates.

Our operating loss for the first quarter of 2006 was approximately 2.9 million, compared to 4.5 million operating loss in the prior quarter, an improvement of approximately 1.6 million. Our depreciation for Q1 of 2006 was 838,000 one of our highest priorities is reducing cash burn and achieving profitability as quickly as possible. We think the best way to achieve this is by growing the top line and leveraging our present headquarter resources, as we add higher gross margin sales without incurring additional SG&A expenses.

In Q1 we increased SG&A expenses by approximately $90,000 compared to the previous quarter, but I believe we can continue to do better. I can assure you that our team remains vigilant on controlling our costs while effectively growing the top line to deliver a long-term shareholder value. As previously stated now that we've restructured ourselves from a financial perspective and exited our legacy wholesale distribution business, we believe our total commitment to our core pharmacy business must be demonstrated by operational excellence and meticulous attention to financial performance metrics.

Our former CFO, Jim Searson, has now assumed the role of COO and we have completed the seamless transition of his CFO duties to our new CFO, Jim Bologa. The COO role now focuses primarily on driving overall gross margin expansion and unit profitability through operational and supply chain management vigilance.

Overall, the market environment that we operate in remains favorable and we have positioned the company competitively to take full advantage of this in 2006 and beyond. Although the industry we operate in is certainly competitive, with the heightened cost conscious awareness across the board, from patients to physicians to large companies who provide health care services to their employees, we're focused on segments that are higher margin. And we have positioned ourselves as cost effective in a convenient way for patients, physicians and even companies to meet their pharmaceutical needs.

During the first quarter of 2006 the new Medicare D, Drug Program for Seniors represented approximately $7.7 million of our revenues or over 13.5% of our overall sales for the quarter. As expected the gross margin for these plans lagged our overall gross margin by 150 to 200 basis points depending on the plan. We believe Medicare D will represent a larger share of our revenues in Q2 of 2006 and beyond. However, it will be difficult to see the entire ongoing impact to our business until we understand fully how many patients have enrolled in the new drug plan.

It's been well publicized that during the first quarter of this year the program was marred by eligibility and adjudication problems. But we've noticed a market improvement in the second quarter and will continue to monitor this closely going forward. We also believe that as specialty drug introductions continue at a strong pace we continue to see a growing need for drug products for chronic disease areas, especially those diseases requiring acute patient services. this positions our model very well.

We have opened one central fill institutional and specialty pharmacy in Connecticut to serve as a hub for these therapeutic sectors. This along with another pharmacy under development in Massachusetts will both have the capacity and technologies to service our growing patient demand. Each pharmacy will have the ability to provide special packaging, infusion and compounded pharmaceuticals, to all our patients. We believe that our partnerships and experience in working with medical centers and physicians will be conducive to growing our infusion strategy.

I firmly believe we have the right pharmacy model and strategy in place to capture the growth in the overall specialty drug and infusion market opportunities. As of April 1, 2006, we operated 78 locations including 76 pharmacies, one home health center and one non-pharmacy mail order center, under the name Familymeds Pharmacy or Arrow Pharmacy and Nutrition Centers and Worksite Pharmacy brand names. Our patients and our physicians primarily know us as Familymeds and we intend to continue to reinforce the Familymeds branding to everybody.

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May. 15. 2006 / 2:00PM ET, DMAX - Q1 2006 Drugmax Inc Earnings Conference Call

We have 44 pharmacies which are located at the point of care between physicians and patients, with the balance usually nearby medical facilities or on their campus. We believe our location strategy of locating our pharmacies at or in close proximity to physicians is critical in being cost effective in providing optimal acute and chronic care to the patients. This is a strategy that works for us, the physicians and the patients.

At this stage I would like to turn the call over to our new CFO, Jim Bologa who comes to DrugMax with an extensive background in financial operations and financial analysis for publicly traded companies. And who has already, in the short amount of time, done a superb job in fully integrating into our management team. Jim.

Jim Bologa - DrugMax Inc. - CFO

Thanks Ed, and thank you for joining us today. And let me begin by saying I'm excited to be part of the DrugMax team. As CFO my focus will be on improving our cost controls through tighter management of our cash and working capital, managing the financin processes, implementing enhanced processes and procedures around our new revenue and growth initiatives. And of course, ensure accurate and timely reporting of our operating results and metrics together to meet our Sarbanes-Oxley requirements.

Second, many of you will have already seen, in our earnings press release, detailing some of our financial results for the first quarter of 2006. To clarify, continuing operations includes specialty pharmacies, Worksite pharmacies, and the medical distribution business which sells pharmaceuticals to physicians and other health care providers.

Discontinued operations include the Legacy component of the wholesale drug distribution business which sold largely branded pharmaceuticals to drugstores. We completed the exit of our discontinued operation in the fourth quarter of 2005. I will now briefly review the financial results for the first quarter of 2006. Net revenues from continuing operations in the first quarter of 2006 were 56 million, an increase of 6.9% over our fourth quarter 2005 net revenues.

Our first quarter 2006 revenues included $2 million from our Worksites, of which 900 million was from the opening of a new Worksite pharmacy. Revenues for the first quarter of 2006 also include approximately $900,000 from the Central Florida Pharmacy acquired on January 26, 2006. Gross margin in the first quarter of 2006 was 19.5% compared to 18.3% in the fourth quarter 2005, as supply chain issues have subsided and we've taken steps to maintain a tight control on our costs.

Operating expenses were 13.8 million or 24.7% of revenue first quarter 2006, compared to 13.9 million or 26.5% of revenues in the fourth quarter of 2005. Operating expenses were 15.1 million or 26.64% of revenues in the first quarter of 2005. Selling, general and administrative expenses in the first quarter of 2006 were 13 million or 23.2% of net revenues, compared to SG&A expenses of $12.9 million or 24.6% of net revenues for the fourth quarter of 2005. SG&A expenses in the first quarter of 2005 were 13.9 million or 24.3% of net revenues. We will continue to remain vigilant on operating expenses and reducing expenses sequentially as a percentage of revenues.

The net loss for the first quarter of 2006 was 4.1 million compared to a net loss of approximately 28.1 million for the fourth quarter of 2005. The net loss for the first quarter of 2006 consisted of a loss from continuing operations of 4.2 million and income from discontinued operations of approximately $200,000. This compares to fourth quarter of 2005 loss from continuing operations of 6.3 million, and a loss from discontinued operations of 21.8 million. The net loss per share, basic and diluted, for the first quarter of 2006 was a loss of $0.06 per common share, compared to a loss of $0.47 per common share for the fourth quarter of 2005 and a loss of $0.29 per common share for the first quarter of 2005.

As of April 1, 2006 our cash and bank availability was approximately $10 million. During the first quarter of 2006, capital expenditures where approximately $800,000, reflecting the ongoing strategic improvements to technology, one location opening and selective remodeling. Inventory as of April 1, 2006 totaled 29.8 million, compared to 30.6 million as of December 31. 2005. Our days of revenue outstanding within accounts receivable at the end of the first quarter 2006 continued to be healthy at approximately 18 days compared to 21 days at the end of the fourth quarter 2005.

With that, I would like now to open the floor for questions.

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May. 15. 2006 / 2:00PM ET, DMAX - Q1 2006 Drugmax Inc Earnings Conference Call

QUESTION AND ANSWER

Operator

[OPERATOR INSTRUCTIONS]

Your first question comes for the line of Mark Taylor with Roth Capital Partners. Please proceed.

Mark Taylor - Roth Capital Partners - Analyst

Hello, good morning.

Ed Mercadante - DrugMax Inc. - Chairman, CEO

Hello Mark, how are you doing?

Mark Taylor - Roth Capital Partners - Analyst

Good thanks. Thanks for taking a question or two. Just starting off on the--I think I heard you say that Valley Medical shipped about 900?

Ed Mercadante - DrugMax Inc. - Chairman, CEO

Yes, 900,000 in the first quarter.

Mark Taylor - Roth Capital Partners - Analyst

Okay, and it's now reopened and you plan to do $1 million per month, through the end of the year.

Ed Mercadante - DrugMax Inc. - Chairman, CEO

Yes.

Mark Taylor - Roth Capital Partners - Analyst

Okay, now, I just want to make sure I have this clear. I think in your guidance you indicated that this Valley Medical could do close to 20 for the year?

Ed Mercadante - DrugMax Inc. - Chairman, CEO

Correct.

Mark Taylor - Roth Capital Partners - Analyst

Okay, so that's certainly more than the $1 million per month.

Ed Mercadante - DrugMax Inc. - Chairman, CEO

Right. Well we expect to gain traction in the second half of the year. The $1 million per month is the first half of the year, of what we expect based on kind of a delayed opening that we're doing. Our sales people are really aggressively pursuing the doctors in our medical buildings and some of the health care facilities that we're doing. So, the guidance which was based on when we had a look at this thing on the fourth quarter was weighted towards the Q3 and Q4 part of the year.

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May. 15. 2006 / 2:00PM ET, DMAX - Q1 2006 Drugmax Inc Earnings Conference Call

Mark Taylor - Roth Capital Partners - Analyst

Okay, fine thanks.

Ed Mercadante - DrugMax Inc. - Chairman, CEO

I will say that April and May are on target for what I--for what we estimate for the monthly average, at least right now, in the first half of the year.

Mark Taylor - Roth Capital Partners - Analyst

Okay great. Do you still plan to open basically a pharmacy a month, whether that be a MOB or a Worksite going--?

Ed Mercadante - DrugMax Inc. - Chairman, CEO

Well Mark I'm not going to give guidance on exactly the number of pharmacies I'm going to open per month because I think that what we're going to do is we're going to look at Worksite Pharmacy opportunities, de novo opportunities in medical buildings and even some selected acquisitions that fit in our model at certain times and use our resources appropriately where we think its prudent. We will average a steady pace of opening this year, to be healthy, but we won't ever extend our openings because we just need to have stores open.

Mark Taylor - Roth Capital Partners - Analyst

I understand, no problem, okay thanks. Just two more real quick, on the Worksites they did 2 million, that's 8 annualized. Do you see any upside to that on the Scotts and the Mohegan?

Ed Mercadante - DrugMax Inc. - Chairman, CEO

Absolutely, I mean 37% increase year-over-year on Mohegan was extraordinary and we really think that that will continue. We think that we're capturing or are capturing a higher capture rate of the employees and dependents for Mohegan. I think Scotts is running ahead of plan right now, we feel good about where we are with Scotts. So I think that you will see a steady improvement in both of those and then of course we're looking aggressively to add on, we've got a robust pipeline of opportunities to add on new locations.

Mark Taylor - Roth Capital Partners - Analyst

Okay, thanks. And then on the Part D, I just want to make sure I understand this right. You said that Part D was about 13.5% of sales in the first?

Ed Mercadante - DrugMax Inc. - Chairman, CEO

Yes.

Mark Taylor - Roth Capital Partners - Analyst

Okay, that's 7.5 million. The question is, those patients, did you have a percentage of those before, just under a different plan or is that all new business?

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May. 15. 2006 / 2:00PM ET, DMAX - Q1 2006 Drugmax Inc Earnings Conference Call

Ed Mercadante - DrugMax Inc. - Chairman, CEO

No, I think that the vast majority of those patients were patients that we had before that were either on dual eligible Medicaid or Senior Citizen programs that were authorized by the state or some were cash. Let's go back and kind of--let me peel back the onion a little bit. The first quarter of '06 was largely those people who were put into Medicare D, that were already enrolled into a state program.

In the second quarter you're seeing more voluntary enrolment which is more the person who is really coming out of pocket and enrolling in the program. So I would characterize that the vast majority of the patients we have in the first quarter, and then we continued to service through Medicare D were existing patients, that were on, for example Connecticut Care, the Connecticut Care Elderly Program or the New York Elderly Program or whatever state that we're in, and now have rolled into the Medicare D Program.

Mark Taylor - Roth Capital Partners - Analyst

Good. One last question Ed, if I may. You've indicated that looking at your base business if you go back to say Q1 of '04 when you didn't really have any of the negative influences of the DrugMax acquisition. You were kind of Familymeds on your own, growing your stores, now I think I've seen a Power Point where you showed that $56.2 million base then.

Ed Mercadante - DrugMax Inc. - Chairman, CEO

Right.

Mark Taylor - Roth Capital Partners - Analyst

Now if I take your first quarter and I net out the Worksite which you didn't have then and the specialty sales out of Valley Med of 900 you're about 53.2, versus the 56.2 then. Would that be a correct apples-to-apples?

Ed Mercadante - DrugMax Inc. - Chairman, CEO

Yes, it's fairly accurate. One of the things you have to look at is that in the first quarter of '04 how many pharmacies I had, and I think I had 77 pharmacies at that time. So I would say that if Worksite replaced a pharmacy it's a healthier replacement. It's relatively apples-to-apples. I'm not satisfied with our core performance on a same store basis yet, and that's the piece that we're really striving to push ahead, as I mentioned in the script.

Mark Taylor - Roth Capital Partners - Analyst

Thank you.

Ed Mercadante - DrugMax Inc. - Chairman, CEO

Okay?

Mark Taylor - Roth Capital Partners - Analyst

Thanks.

Ed Mercadante - DrugMax Inc. - Chairman, CEO

Thanks.

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May. 15. 2006 / 2:00PM ET, DMAX - Q1 2006 Drugmax Inc Earnings Conference Call

Operator

Your next question comes from the line of [Jonathan Adler] with Dutton Associates Please proceed.

Jonathan Zeigler - Dutton Associates - Analyst

She changed my last name guys, its Zeigler.

Ed Mercadante - DrugMax Inc. - Chairman, CEO

Hello Jonathan, what's going on?

Jonathan Zeigler - Dutton Associates - Analyst

How are you?

Ed Mercadante - DrugMax Inc. - Chairman, CEO

How are you doing?

Jonathan Zeigler - Dutton Associates - Analyst

You haven't changed your name to [Jorance] have you?

Ed Mercadante - DrugMax Inc. - Chairman, CEO

No, I haven't no.

Jonathan Zeigler - Dutton Associates - Analyst

I had a couple of questions, one is are you prepared yet to divulge the comparable store sales numbers that you're uncomfortable with? And along those lines can you talk a little bit about what your generic fill rate was during the quarter versus a year ago?

Ed Mercadante - DrugMax Inc. - Chairman, CEO

Yes, tow parts to the question. I would say our comparative stores are still not where they need to be and we're not reporting on comparative pharmacies, because of that. We're not--what we're--we're not reporting because there has been a mix change in pharmacies as well because we have Mohegan and we have Scotts and then '04, going back to the previous caller, we had a separate mix of--a little bit of a separate mix. But I will tell you that we are really trying to focus on the comparatives and we'll probably be able to look very closely at reporting that in the future quarters.

Jonathan Zeigler - Dutton Associates - Analyst

Okay.

Ed Mercadante - DrugMax Inc. - Chairman, CEO

As far generic utilization, its 56.5, 56.6 something of that nature. Approximately 56.5 would be probably a fair characterization of what our fill rate is right now.

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May. 15. 2006 / 2:00PM ET, DMAX - Q1 2006 Drugmax Inc Earnings Conference Call

Jonathan Zeigler - Dutton Associates - Analyst

And just to say--probably you have it somewhere, what was it a year ago?

Ed Mercadante - DrugMax Inc. - Chairman, CEO

Oh boy, let's see, about 52%.

Jonathan Zeigler - Dutton Associates - Analyst

Okay, so that's going to be a negative pressure on your comp, isn't it?

Ed Mercadante - DrugMax Inc. - Chairman, CEO

Yes, it is.

Jonathan Zeigler - Dutton Associates - Analyst

Okay.

Ed Mercadante - DrugMax Inc. - Chairman, CEO

As we've discussed on previous calls it's essentially a 1-to-4 ratio for every branded script on an average prescription price, it takes kind of four generics to make up the same equivalent revenue. And you know I think that companies have yet to break that out and start looking at that and empirically saying where they are on the number of generic scripts versus the others. I think we'll look in the future and see if that's a number we need to report on.

Jonathan Zeigler - Dutton Associates - Analyst

Well, I think it's interesting because if you are going to divulge comps it does have a negative pressure.

Ed Mercadante - DrugMax Inc. - Chairman, CEO

Without a doubt. And I think that some of the other big guys are experiencing that as well.

Jonathan Zeigler - Dutton Associates - Analyst

Tell me a little bit about your outbound sales force. How many--how staffed up is that, and how many people and where do you want to go with it?

Ed Mercadante - DrugMax Inc. - Chairman, CEO

Well let's break it up, we have three--we'll actually have three and a half sales teams. So let's break it up, the first sales team is the VMS sales team which is the Valley Medical Supply team and their focused on getting new business from health care facilities, physicians, institutional locations, and distributing the product out of our Louisiana facility directly into them.

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May. 15. 2006 / 2:00PM ET, DMAX - Q1 2006 Drugmax Inc Earnings Conference Call

They're augmented in that by using other sales consultants that we work with on an outside-the-company basis. We have five sales reps we have one outside consultant on that piece of the business, okay?

Jonathan Zeigler - Dutton Associates - Analyst

Okay.

Ed Mercadante - DrugMax Inc. - Chairman, CEO

The second piece is our specialty drug piece, that's knocking on the door of managed care and doctors largely to get referrals of specialty inject able drugs, or infused or compounded products for pull through directly to our pharmacy operations to through our core hub.

We hired a very experienced guy who came into the company during Q1 of '06 he is building a sales team. I believe we have two people now and we hope to have a third person aboard. So our team there will have four people when we kind of are--for '06 what we expect to be meaningful for '06.

Jonathan Zeigler - Dutton Associates - Analyst

Okay.

Ed Mercadante - DrugMax Inc. - Chairman, CEO

The third sales team is our institutional sales team. Now this team targets largely institutional sales, prescriptions, from patients who are in assisted living centers, their in group homes or are provided for through defined population programs like the State of Connecticut Mental Health Program.

We have one senior sales vice president there, which we hired in the first quarter and we have hired--we have one, two, 2.5 people supporting him and then we're looking to expand that geographically.

Jonathan Zeigler - Dutton Associates - Analyst

Great, cool.

Ed Mercadante - DrugMax Inc. - Chairman, CEO

So I think--.

Jonathan Zeigler - Dutton Associates - Analyst

I think your sales are looking better, you're staffing up there.

Ed Mercadante - DrugMax Inc. - Chairman, CEO

Well you know, you have to put the people on the street to grow the sales, I mean it's just part of the, part of the equation.

Jonathan Zeigler - Dutton Associates - Analyst

How many--you seem pretty buoyant Ed, in your talking about the pipeline of Worksites. Can you talk--I know you don't want to talk about new units this year, but how many are in backlog would you think?

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May. 15. 2006 / 2:00PM ET, DMAX - Q1 2006 Drugmax Inc Earnings Conference Call

Ed Mercadante - DrugMax Inc. - Chairman, CEO

We have five or six companies that are, what I would call in very late stages of discussions with us. That could represent anywhere from five to ten pharmacies because not all of them represent just one, they might represent a couple.

Jonathan Zeigler - Dutton Associates - Analyst

Yes.

Ed Mercadante - DrugMax Inc. - Chairman, CEO

And then we have kind of a bolus of another group that's more kind of moving up the pipeline to seriousness in terms of being there. And as you know it's not just selling the HR Director, it's selling the C-suite it's making sure that they understand that it requires a complete health care, benefits change to their programs. But we can point at good numbers now with Mohegan and Scotts, so that helps us.

Jonathan Zeigler - Dutton Associates - Analyst

That's great. And then I know I'm supposed to calculate this, but I take the easy way out, what do think--it looks like you're reaching profitability as really a volume situation, because you're so focused on cost control. What kind of volume estimates are you using that might get you into the black?

Ed Mercadante - DrugMax Inc. - Chairman, CEO

Yes, it's a tough question. It depends on--are you talking about EPS black or cash flow black?

Jonathan Zeigler - Dutton Associates - Analyst

Well let's look, because the market looks at EPS, rightly or wrongly, yes.

Ed Mercadante - DrugMax Inc. - Chairman, CEO

Well let me try to characterize it this way. By end of the year last year 216 million. And my goal was to get to the end of the first quarter of '06 and be back up to kind of a $224 million run rate, kind of 223, 224 and so we're at 56 million. And I'm by no means satisfied with that, that's not even close, but we made money on a private company basis in '04, but now we're a public company so we have an additional couple of million, two to three million dollars of additional costs for being a public company.

So we need to grow our business from what I consider to be a base of, last year 260, and run rate 224 at the end of the first quarter, from there everything that we add on becomes more incremental to profitability as long we keep this vigilance on expenses and I can't tell you how stubborn I am on that.

Jonathan Zeigler - Dutton Associates - Analyst

All right, so higher margin--so it's not, you're giving me some color which is--.

Ed Mercadante - DrugMax Inc. - Chairman, CEO

I'm trying to give you some color without boxing myself in.

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FINAL TRANSCRIPT
May. 15. 2006 / 2:00PM ET, DMAX - Q1 2006 Drugmax Inc Earnings Conference Call

Jonathan Zeigler - Dutton Associates - Analyst

Oh, but it's my job anyway to do that.

Ed Mercadante - DrugMax Inc. - Chairman, CEO

Okay.

Jonathan Zeigler - Dutton Associates - Analyst

Anyway, that's all I have for now. Thanks.

Ed Mercadante - DrugMax Inc. - Chairman, CEO

All right Jonathan thanks.

Operator

Your next question comes from the line of Fred Toney with MedCap Management. Please proceed.

Fred Toney - MedCap Management - Analyst

Good afternoon, guys.

Ed Mercadante - DrugMax Inc. - Chairman, CEO

Hello, Fred.

Fred Toney - MedCap Management - Analyst

I've got two real questions. The first is if you look back six to nine months ago you still had a lot of DrugMax legacy issues to deal with. How many of those are left to deal with today and do--are there any things on your action item list, on the old DrugMax business that you still have left to do or is that completely behind you at this point?

Ed Mercadante - DrugMax Inc. - Chairman, CEO

I would say it's 95% behind us there might be some small operational things like some litigation events that are still pending, that have to be dealt with. But not from an operational point of view. The only thing I can think of, and I can't answer completely Fred, for you, but it's a very important one, is the inventory pull through.

We've got a pull through the rest of the inventory that was associated with that and that gross margin impact has not been completely solved. My point is that we're at 19.5% for the first quarter of this year, which is an improvement off of 18.3, but I think if we were fully buying at what our contracted price was with our suppliers, now, we'd have a better gross margin. But we still have to filter through some of the inventory.

Fred Toney - MedCap Management - Analyst

That's the inventory that you sent down to all of the stores and you've got another, couple of months left to go?

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FINAL TRANSCRIPT
May. 15. 2006 / 2:00PM ET, DMAX - Q1 2006 Drugmax Inc Earnings Conference Call

Ed Mercadante - DrugMax Inc. - Chairman, CEO

Right.

Fred Toney - MedCap Management - Analyst

At the end of Q1, of some of that inventory?

Ed Mercadante - DrugMax Inc. - Chairman, CEO

Yes, and then we also some accounts receivable from the discontinued business that doesn't impact our ongoing operation, but goes to a cash situation because we would love to collect that. And I don't know do we have an estimate on that or we didn't disclose--.

Fred Toney - MedCap Management - Analyst

Okay, so that's really a receivables collection less the--.

Ed Mercadante - DrugMax Inc. - Chairman, CEO

Yes, but it's a cash issue because we would love to collect the cash.

Fred Toney - MedCap Management - Analyst

Sure, but in terms of operational things left to do, it doesn't sound like there is much.

Ed Mercadante - DrugMax Inc. - Chairman, CEO

So summary is, a couple of lawsuits that are still pending, and that we have to deal with along the way, from the old DrugMax. Two is, the AR, cash situation, and the inventory filter through is probably two--60 days to 90 days beyond the end of that first quarter.

Fred Toney - MedCap Management - Analyst

Okay and all of those are 5% of what you had to do nine months ago to clean that up?

Ed Mercadante - DrugMax Inc. - Chairman, CEO

Right.

Fred Toney - MedCap Management - Analyst

Okay. Second question is I think there's--you're still largely viewed as a pure drug retailing company, but I want to understand because I've see lots of numbers out there, or heard lots of different numbers bandied around about how much of you business is really specialty revenues at this point. And tell us how you define that and based on--with your--looking at your guidance for this year, a 224 run rate into Q1, where do you expect to be end of year and then how much of that is specialty and can you give us some detail there?

Ed Mercadante - DrugMax Inc. - Chairman, CEO

Yes, without giving the number out, that I don't want to give out to the street completely. Here's kind of where I view, first of all lets define special to be injectable, inhaled or products that are taken or provided for that are not used orally.

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FINAL TRANSCRIPT
May. 15. 2006 / 2:00PM ET, DMAX - Q1 2006 Drugmax Inc Earnings Conference Call

Fred Toney - MedCap Management - Analyst

Infused.

Ed Mercadante - DrugMax Inc. - Chairman, CEO

Infused, that would be in that category.

Fred Toney - MedCap Management - Analyst

Got it.

Ed Mercadante - DrugMax Inc. - Chairman, CEO

Okay. That piece of the business is growing at a faster rate of rate than the oral business. It's growing at a 20 to 25% clip in terms of our overall piece of the business. As you peel the onion back and you look at each therapeutic categories it's making up a larger and larger aggregate, some of it, in '05 it made up a fairly significant piece of our overall business. But I'm not going to go out on the street and say how much that is yet, until I understand what the disease states are that are really progressing. And what we're going to totally focus on going forward.

Fred Toney - MedCap Management - Analyst

Can you tell us what it is as a percentage of the 224 run rate?

Ed Mercadante - DrugMax Inc. - Chairman, CEO

I can't--.

Fred Toney - MedCap Management - Analyst

Understanding that it will grow as a percentage this year?

Ed Mercadante - DrugMax Inc. - Chairman, CEO

You know what I will try to put it into a press release for you, so that I clarify it easily, so it's easily understood.

Fred Toney - MedCap Management - Analyst

Okay, let me ask you another way is--I mean are we talking about 10 to 20%, are we talking about 40 to 50%? I mean, is this a--?

Ed Mercadante - DrugMax Inc. - Chairman, CEO

It's a, it's the upper number than the lower number.

Fred Toney - MedCap Management - Analyst

Okay great. Thank you.

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FINAL TRANSCRIPT
May. 15. 2006 / 2:00PM ET, DMAX - Q1 2006 Drugmax Inc Earnings Conference Call

Operator

Your next question comes from the line of [Chris Pauley]. Please proceed.

Chris Pauley

Hello, good afternoon. On your press release you spoke about improving your service levels. And I was just wondering if you could give us kind of some numbers relating to the various businesses as to what your service levels are?

Ed Mercadante - DrugMax Inc. - Chairman, CEO

Yes, absolutely, hello Chris, how are you, by the way?

Chris Pauley

Good thanks.

Ed Mercadante - DrugMax Inc. - Chairman, CEO

All right here is how this kind of breaks out, in '04, [inaudible] '04 when we were kind of a wholesaler based supply chain model, our service levels, I mean--meaning the fill rates, when we fill a prescription and how many times we're either disappointing a patient when we have to say come back tomorrow and we'll go out and get it, was in the mid to high-90's okay?

And we were very good, very competitive with the industry which--there was really no problems. In Q1 of '05 we were still okay. But then in Q2, Q3, Q4 of '05 it really dropped off. As we supplied our pharmacies two days a week our fill rates went into the mid-70's and it was disappointing. And it's critical for us because if you have these pharmacies in a medical center and a patient walks out and they're deeply sick and they need the stuff, and we couldn't supply it to them.

And that probably impacted us more than any single thing last year. Now we're back up into the 90's, I feel pretty comfortable where we're going. In the future we're instituting a new technology, perpetual inventory system which I've already described in a previous press release I think it's only going to improve from here on in.

Chris Pauley

Thank you.

Operator

[OPERATOR INSTRUCTIONS]

Your next question comes from the line of Danny Frank with Cerberus. Please proceed.

Danny Frank - Cerberus Capital Management - Analyst

Hello Ed?

Danny Frank - Cerberus Capital Management - Analyst

Hello Danny, how are you doing?

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FINAL TRANSCRIPT
May. 15. 2006 / 2:00PM ET, DMAX - Q1 2006 Drugmax Inc Earnings Conference Call

Danny Frank - Cerberus Capital Management - Analyst

Good. Could you explain for me briefly the benefit of these Worksite Pharmacies, what the employer sees as a result of putting the pharmacy on premise?

Ed Mercadante - DrugMax Inc. - Chairman, CEO

Absolutely. There is three empirical benefits. The first is that a--putting a Worksite Pharmacy on premises, the employer saves money on their drug benefit charge, in two ways. They save it because we can contract directly with the manufacturer to reduce drug prices based on a formulary that we establish with them or with their PBM who is administering the program. And the second way we save them money is through generic utilization.

Our generic utilization for example at the Mohegan Sun is above 65% whereas our overall average, as a pharmacy company is at 56%. So we're at least eight to 10 points ahead at the Sun in terms of generic substitution and they--. So those two ways can save the employer a lot of money, this is a cost driven analysis.

The second thing is that the employer keeps the people at work longer so there is less absenteeism, and that helps a tremendous amount in getting the scrip filled. And third, it's convenience for the patient. And so employers who are looking to be a good citizen and give good benefits and drive health care involvement by the employee are really looking at this as an innovative approach to do that. So its cost, convenience and quality, I would say quality being, keeping people at the work place.

Danny Frank - Cerberus Capital Management - Analyst

Is there empirical--just hypothetically do people suggest that they get better compliance because the pharmacy is there, they just will pay the bill or is that not relevant?

Ed Mercadante - DrugMax Inc. - Chairman, CEO

We--no I think that is a very relevant fact. We have had a very good adherence to our reliable refill--I'll use reliable refill as an example. We have an in-house adherence program, a compliance program that keeps patients stabilized on their chronic meds. And our run rate in the Worksite Pharmacy, in particular Mohegan is almost two times what it's running in the normal population in kind of a pharmacy in a medical center. So compliance, meaning keeping a person on Lipitor for antihyperlipidemic or blood pressure, is--adds to the quality effect here.

Danny Frank - Cerberus Capital Management - Analyst

Okay. What does one of those locations need to do in revenues to break even? Is there kind of a close standard model?

Ed Mercadante - DrugMax Inc. - Chairman, CEO

Yes, we run--there is two models to look at. One is the cost-plus model where you operate it for the employer, pass through the cost of the employer and they pay a kind of a fee for us to run it. And the second is the model which is at full risk. The full risk model, what we've done is we've said it takes about four to seven months to break even on that. And on the cost-plus model it's probably much shorter than that, it's probably two to three months.

Danny Frank - Cerberus Capital Management - Analyst

Okay, so you can't--if you took a standard cookie cutter and put it up at the next casino--.

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FINAL TRANSCRIPT
May. 15. 2006 / 2:00PM ET, DMAX - Q1 2006 Drugmax Inc Earnings Conference Call

Ed Mercadante - DrugMax Inc. - Chairman, CEO

It's a combination of revenue and the deal we cut.

Danny Frank - Cerberus Capital Management - Analyst

Okay.

Ed Mercadante - DrugMax Inc. - Chairman, CEO

The gross margins are similar to where we'd look for it in a regular piece of our business. But then there's other factors into it, for example, does the employer give an incentive to the employee through a co-pay differential to come to the pharmacy, which would lead to a higher capture rate.

Danny Frank - Cerberus Capital Management - Analyst

Okay. So they're going to want to share in that I would assume, is that--?

Ed Mercadante - DrugMax Inc. - Chairman, CEO

Yes, yes, we need to have them share in that because that drives a higher capture rate.

Danny Frank - Cerberus Capital Management - Analyst

Okay, thank you Ed that was great.

Ed Mercadante - DrugMax Inc. - Chairman, CEO

All right Danny thanks.

Operator

At this time there are no more questions. I will now turn the call back over to Mr. Ed Mercadante.

Ed Mercadante - DrugMax Inc. - Chairman, CEO

Thank you, very much. What I wanted to do is just--as we look ahead for the remainder for 2006 I firmly believe that we've employed the right strategy and the right resources to successfully execute on our specialty pharmacy model. The first quarter was a solid start to the year I believe we're on track to meet our 25% sales growth target for the full year. And we have adequate cash and cash availability to finance our strategic initiatives through organic growth for the year. We look forward to updating everybody throughout the year on the progress, and we thank you all today for joining us. And feel free to get in touch should you have any other additional questions. Thank you.

Operator

Thank you for your participation in today's conference, ladies and gentlemen. All parties may now disconnect, enjoy your day.

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FINAL TRANSCRIPT
May. 15. 2006 / 2:00PM ET, DMAX - Q1 2006 Drugmax Inc Earnings Conference Call

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